UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2012

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

At PPL Corporation's (“PPL” or the “Company”) Annual Meeting of Shareowners held on May 16, 2012, the shareowners:

Elected all eleven nominees for the office of director.  The votes for individual nominees were:

	Number of Votes
	For	Withhold Authority	Broker Non-Vote

Frederick M. Bernthal	446,762,734	8,680,658	55,602,970
John W. Conway	445,702,825	9,740,567	55,602,970
Steven G. Elliott	449,029,230	6,414,162	55,602,970
Louise K. Goeser	443,215,920	12,227,471	55,602,970
Stuart E. Graham	443,848,037	11,595,355	55,602,970
Stuart Heydt	439,222,202	16,221,190	55,602,970
Raja Rajamannar	448,524,365	6,919,027	55,602,970
Craig A. Rogerson	444,161,400	11,281,992	55,602,970
William H. Spence	439,922,729	15,520,663	55,602,970
Natica von Althann	448,685,211	6,758,181	55,602,970
Keith H. Williamson	449,427,457	6,015,935	55,602,970

Approved the PPL Corporation 2012 Stock Incentive. The vote was 424,139,130 in favor and 27,951,403 against, with 3,351,804 abstaining and 55,604,025 broker non-votes.

Ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2012.  The vote was 504,316,808 in favor and 4,931,429 against, with 1,798,125 abstaining and no broker non-votes.

Approved a non-binding request of the PPL board of directors (“Board”) to approve the 2011 compensation of the Company’s named executive officers.  The vote was 423,372,605 in favor and 27,378,491 against, with 4,690,241 abstaining and 55,605,025 broker non-votes.

Approved a non-binding shareowner proposal requesting the Board to initiate the appropriate process to amend the Company’s governance documents to provide that director nominees be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for director elections where the number of director nominees exceeds the number of board seats to be filled.  The vote was 244,441,312 in favor and 205,196,347 against, with 5,803,733 abstaining and 55,604,970 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Paul A. Farr
Paul A. Farr Executive Vice President and Chief Financial Officer

Dated:  May 21, 2012